UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2008, Jack B. Dunn IV, a member of the board of directors of NexCen Brands, Inc. (the “Company”), resigned from his position as a director and as a member of the Company’s compensation committee and nominating and corporate governance committee.

In connection with Mr. Dunn’s resignation, the board of directors by resolution reduced the size of the board from seven members to six and appointed Paul Caine as a member of the Company’s nominating and corporate governance committee to fill one of the vacancies left by Mr. Dunn. The board further concluded that, in light of the Company’s announced restructuring plans and intentions to sell the Waverly and Bill Blass businesses, and the fact that the intended business relationship between Marvin Traub and the Company did not materialize as anticipated, Mr. Traub should be considered an independent director. As disclosed previously in the Company’s Annual Report on Form 10-K/A filed on April 29, 2008, Mr. Traub was eligible to be considered independent under Nasdaq’s independence standards. After the conclusion of such determination, the board appointed Mr. Traub as a member of the Company’s compensation committee to fill the remaining vacancy left by Mr. Dunn.

A copy of the press release announcing Mr. Dunn’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated September 26, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 26, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By:	Sue J. Nam
Its:	General Counsel